UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Earliest Event Reported: April 19, 2006

Commission file Number 333-128060

DATAMEG CORPORATION

(Name of Small Business Issuer in Its Charter)

Delaware	133-134389
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification Number)
9 West Broadway, Suite #214, Boston, MA	02127
(Address of principal executive offices)	(Zip Code)

Issuers telephone number: (941) 575-4339

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Event

Former Director and Chief Executive Andrew Benson canceled his option agreement dated January 1, 2004 for 5 million common shares and forgave any and all cash owed to him under his consulting agreement and otherwise by Datameg in exchange for Datameg amending the exercise price from $.17 to $.10 for his remaining option agreement dated April 17, 2005 for 10 million shares. The Board of Directors so agreed.

Director Neil Gordon reduced his option shares from 1,500,000 common shares at an exercise price of $.08 per share to 750,000 common shares at an exercise price of $.04 per share under the terms of his option agreement dated September 22, 2005 for his service as a director. The Board of Directors so agreed.

Exhibits Incorporated By Reference:

EX-10.9 BENSON OPTION AGREEMENT, Form 8-K filed 02-27-2004

EX-10.2 BENSON MATERIAL CONTRACT, Form 8-K filed 05-04-2005

EX-10.3 BENSON MATERIAL CONTRACT, Form 8-K filed 05-04-2005

EX-10.2 GORDON OPTION AGREEMENT, Form 8-K filed 09-22-2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Date: April 20, 2006	By:	/S/ JAMES MURPHY

James Murphy, Chairman and Chief Executive Officer